                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                EKCO Group, Inc.
                (Name of Registrant as Specified In Its Charter)

                                EKCO Group, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11:

    4) Proposed maximum aggregate value of transaction:

    Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

- --------------------------------------------------------------------------------

                                  [LETTERHEAD]

                                                                  March 31, 1994

To Our Stockholders:

      You are cordially invited to attend the 1994 Annual Meeting of Stockholders which will be held at The Meridien Hotel, 250 Franklin Street, Boston, Massachusetts, on Tuesday, May 17, 1994, at 10:00 a.m., local time. All holders of the Corporation's outstanding stock as of March 21, 1994 are entitled to vote at the Annual Meeting.

      A current report on the business operations of the Corporation will be presented after the Annual Meeting and stockholders will have an opportunity to ask questions. Members of management will be present to answer any additional questions you may have.

      We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, you are urged to complete, sign, date and return the proxy card promptly in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                          Sincerely,

                                          ROBERT STEIN
                                          President and
                                          Chief Executive Officer

                                EKCO GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 1994

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EKCO GROUP, INC. will be held on Tuesday, May 17, 1994, at 10:00 a.m., local time, at The Meridien Hotel, 250 Franklin Street, Boston, Massachusetts, for the following purposes:

          1. To elect seven directors to hold office until the next annual meeting of stockholders and until their successors are chosen and qualified; and

          2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The close of business on March 21, 1994 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The transfer books will not be closed.

     A list of the stockholders entitled to vote at the Annual Meeting will be open to examination by stockholders for any purpose relevant to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting at the Company's Corporate Headquarters in Nashua, New Hampshire and at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts. The list will likewise be available at the Annual Meeting.

     It will assist us in keeping down the expenses of the Annual Meeting if stockholders fill out, sign, date and return their proxies promptly in the enclosed postage-paid return envelopes. The proxy is revocable by the person giving it at any time prior to exercise by written notice received by the Company, by delivery of a duly executed later dated proxy, or by voting the shares in person at the Annual Meeting.

                                          By order of the Board of Directors,

                                          JEFFREY A. WEINSTEIN
                                          Secretary

March 31, 1994

                                EKCO GROUP, INC.
                               98 SPIT BROOK ROAD
                          NASHUA, NEW HAMPSHIRE 03062
                                PROXY STATEMENT

     This Proxy Statement is being sent beginning on or about March 31, 1994 to all holders of the common stock, $.01 par value per share ("Common Stock"), and Series B ESOP Convertible Preferred Stock, par value $.01 per share ("ESOP Preferred Stock"), of Ekco Group, Inc. (the "Company") entitled to vote at the Annual Meeting of Stockholders to be held on May 17, 1994 (the "Annual Meeting") in order to provide information on the business to be transacted. Stockholders of record at the close of business on March 21, 1994 are entitled to vote at the meeting. As of that date, the outstanding voting stock of the Company consisted of 17,848,317 shares of Common Stock and 1,640,190 shares of ESOP Preferred Stock, with each share being entitled to one vote.

     A proxy card is enclosed for your use. YOU ARE SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY TO VOTE YOUR SHARES AND TO SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED POSTAGE-PAID ENVELOPE.

     The shares represented by the proxies received will be voted as you specify, or, if no specification is made, will be voted for the election of each of management's seven nominees for election as director. Shares of ESOP Preferred Stock held by the trustee of the Company's Employees' Stock Ownership Plan Trust and not allocated to the accounts of plan participants will be voted in proportion to the votes of the shares of ESOP Preferred Stock which have been allocated to the accounts of participants.

     You may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company before the Annual Meeting, by submitting a later dated proxy, or by voting the shares in person at the Annual Meeting. The solicitation will be primarily by mail, but may also include telephone, facsimile or oral communication by directors, officers and employees of the Company who will receive no additional compensation for any such solicitation. All costs of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage companies and others for their costs in forwarding proxy materials to the beneficial owners of stock.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of capital stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Under Delaware law, with respect to the tabulation of votes, abstentions are treated as present or represented and entitled to vote at the Meeting, while non-votes are treated as not being present or represented and entitled to vote at the Meeting.

     KPMG Peat Marwick, who was the Company's auditor for the fiscal year ended January 2, 1994 and who has been reappointed for the current fiscal year, is expected to have a representative present at the Annual Meeting who will have an opportunity to make a statement if he so desires and who will be available to respond to appropriate questions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 21, 1994, the number of shares of Common Stock and ESOP Preferred Stock beneficially owned by each person known by the Company to own more than 5% of either the outstanding Common Stock or ESOP Preferred Stock, by each nominee for election as director, by each executive officer named in the Summary Compensation Table on page 12 hereof, and by all current executive officers and directors as a group, and the percentage of the outstanding Common Stock and ESOP Preferred

Stock which such shares represent. Except as indicated in the accompanying notes and except in the case of the Trust of the Ekco Group, Inc. Employees' Stock Ownership Plan (the "ESOP") which holds shares of ESOP Preferred Stock and Common Stock on behalf of participants in the ESOP and the participants in the ESOP who have voting power and investment power as set forth in the ESOP, the owners have sole voting and investment power with respect to the shares. Attached to each share of Common Stock is a Preferred Share Purchase Right to acquire one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, par value $.01 per share, which rights are not presently exercisable.

                                                                   AMOUNT AND NATURE
                           AMOUNT AND NATURE OF     PERCENT OF       OF BENEFICIAL
                           BENEFICIAL OWNERSHIP       COMMON       OWNERSHIP OF ESOP     PERCENT OF ESOP
   BENEFICIAL OWNERS         OF COMMON STOCK         STOCK(1)       PREFERRED STOCK      PREFERRED STOCK
- ------------------------   --------------------     ----------     -----------------     ---------------
The 1818 Fund, L.P......        2,985,820(2)(3)        15.0%                 -0-               -0-
  Brown Brothers
  Harriman & Co.
  T. Michael Long
  Lawrence C. Tucker
  59 Wall Street
  New York, NY 10005
Trust of the Ekco
  Group, Inc............        2,488,681(4)           13.9%           1,640,190(4)            100%
  Employees' Stock
  Ownership Plan
  c/o Ekco Group, Inc.
  98 Spit Brook Road
  Nashua, NH 03062
Heine Securities
  Corp..................        1,489,900(5)            8.3%                 -0-               -0-
  Michael F. Price
  51 J.F.K. Parkway
  Short Hills, NJ 07078
Robert Stein............          848,764(6)(7)(8)(9)   4.6%              10,624                *
Jeffrey A. Weinstein....          852,414(6)(7)(8)      4.7%               9,885                *
                                         (9)(10)
Ronald N. Fox...........          199,389(7)(8)(9)      1.1%               9,117                *
Donato A. DeNovellis....           77,000(6)(7)(8)       *                   -0-               --
Neil R. Gordon..........          145,825(6)(7)(8)       *                 6,660                *
                                         (9)(11)
Andrew D. Dunn..........           90,714(12)            *                   -0-               --
Stuart B. Ross..........           34,373(12)            *                   -0-               --
Bill W. Sorenson........           45,714(12)            *                   -0-               --
Herbert M. Stein........          138,915(12)            *                   -0-               --
All current directors
  and executive officers
  as a group (11
  persons)..............        5,589,116(2)(3)(6)     25.9%              42,875               2.6%
                                         (7)(8)(9)
                                         (11)(12)

[FN]
- ---------------

   * Represents holdings of less than one percent.

 (1) Computed on the basis of 17,848,317 shares of Common Stock outstanding, plus, in the case of any person deemed to own shares of Common Stock as a result of owning options or rights to purchase Common Stock exercisable within 60 days or ESOP Preferred Stock which is presently convertible into an equal number of shares of Common Stock by the record owner, the additional shares of Common Stock which would be outstanding upon such exercise, purchase or conversion by such person or group.

 (2) The 1818 Fund, L. P. (the "Fund") acquired the securities pursuant to the terms of a Securities Purchase Agreement dated as of December 22, 1992 between the Fund and the Company pursuant to which the Fund acquired from the Company 881,542 shares of Common Stock and a Note which may be converted into an aggregate of 2,095,238 shares of Common Stock, subject to adjustment. The Company may, at its election, at any time and from time to time during the period beginning November 30, 1994 and ending November 29, 1996, provided certain conditions described in the Note are satisfied, redeem all or a portion of the Note. At any time on and after November 30, 1996, the Company shall have the right, at its election, to redeem the Note in whole, but not in part, for the redemption price as provided in the Note. The Note may be converted, at any time and from time to time, subject to compliance with any applicable government filings' requirements, in whole or in part, at the holder's option into a number of shares of Common Stock equal to the principal amount of the Note being converted divided by the "Conversion Price", initially set at $10.50, subject to anti-dilution adjustments described in the Note.

     Brown Brothers Harriman & Co. is the general partner of the Fund, and Mr. Long, a director of the Company, and Mr. Tucker, who are general partners of Brown Brothers Harriman & Co., or either of them, have voting and investment power, through the general partner, with respect to the shares of Common Stock and the Note purchased by the Fund and the shares of Common Stock into which the Note is convertible.

 (3) Includes 9,040 shares of Common Stock currently issuable upon the exercise of a stock option held by Mr. Long. All such shares are subject to repurchase by the Company.

 (4) The Trust of the ESOP disclaims beneficial ownership of the shares held by it for the participants in the ESOP.

 (5) Based on a Schedule 13G filed by Heine Securities Corporation ("HSC") and Mr. Michael F. Price in February 1994, HSC is an investment adviser registered under the Investment Advisers Act of 1940, one or more of whose advisory clients is the legal owner of the shares. Pursuant to investment advisory agreements with such clients, HSC has sole voting authority and investment discretion with respect to all such shares. Mr. Price is President of HSC, in which capacity he exercises voting control and dispositive power over the shares reported by HSC. Mr. Price, therefore, may be deemed to have indirect beneficial ownership over the shares. Neither Mr. Price nor HSC has any interest in dividends or proceeds from the sale of such securities nor owns any such securities for his or its own account. Mr. Price and HSC disclaim beneficial ownership of all such shares.

 (6) Includes 126,865 shares owned jointly by Mr. Robert Stein with his wife, 2,000 shares owned jointly by Mr. DeNovellis with his wife, and 10,736 shares owned jointly by Mr. Neil Gordon with his wife as to which such persons may be deemed to share voting and investment power, but excludes 6,000 shares owned by Mr. Weinstein's children and 1,500 shares owned by Mr. Gordon's children as to which Mr. Weinstein and Mr. Gordon disclaim beneficial ownership.

                                             (Notes continued on following page)

 (7) Includes the following number of shares purchased pursuant to the Company's 1984 and 1985 Restricted Stock Purchase Plans which are held in escrow, are presently subject to repurchase by the Company and as to which certain transfer restrictions apply: Mr. Robert Stein, 43,325 shares; Mr. Weinstein, 25,158 shares; Mr. Fox, 18,030 shares; Mr. DeNovellis, 25,000 shares; Mr. Gordon, 9,785 shares; and all current executive officers and directors as a group, 131,083 shares.

 (8) Includes 665,000, 301,500, 148,500, 50,000, 105,500, and 1,554,555 shares of Common Stock currently issuable upon the exercise of stock options held by Mr. Robert Stein, Mr. Weinstein, Mr. Fox, Mr. DeNovellis, Mr. Gordon, and all current executive officers and directors as a group, respectively. Of the foregoing shares, the following number are presently subject to repurchase by the Company: Mr. Robert Stein, 180,667 shares; Mr. Weinstein, 71,167 shares, Mr. Fox, 65,167 shares; Mr. DeNovellis, 50,000 shares; Mr. Gordon, 17,667 shares; and all current executive officers and directors as a group, 412,040 shares.

 (9) Includes the number of shares of ESOP Preferred Stock listed in the table and 1,950, 1,848, 1,723, 1,318 and 8,146 shares of Common Stock allocated to the ESOP accounts of Mr. Robert Stein, Mr. Weinstein, Mr. Fox, Mr. Gordon, and all current executive officers and directors as a group, respectively. Mr. Gordon is also the trustee of the ESOP, but the 1,640,190 shares of ESOP Preferred Stock and the 848,491 shares of Common Stock held by the ESOP and not allocated to the accounts of such executive officers are not included in this amount, and Mr. Gordon disclaims beneficial ownership of shares of ESOP Preferred Stock and Common Stock held by the ESOP (other than shares specifically allocated to his account under the ESOP).

(10) Includes 311,146 shares registered in the name of Robert S. Frem and 88,230 shares registered in the name of Bruce S. Phillips acquired by Messrs. Frem and Phillips pursuant to the terms of a Stock Purchase and Sale Agreement dated January 8, 1992 (the "Stock Purchase Agreement") between Mr. Frem, Mr. Phillips, Frem Corporation, the Company and Ekco Housewares, Inc., pursuant to which Mr. Frem and Mr. Phillips sold all of the issued and outstanding capital stock of Frem Corporation to the Company and Ekco Housewares. The foregoing shares were transferred by the Company to such persons in accordance with the terms of the Stock Purchase Agreement, an Escrow Agreement dated January 8, 1992 (the "Escrow Agreement") and a related irrevocable proxy given to Mr. Weinstein. All such shares are subject to the Escrow Agreement and are released therefrom on a monthly basis at the rate of approximately 9,151 and approximately 2,595 shares to Mr. Frem and Mr. Phillips, respectively, each month. If, however, either Mr. Frem's or Mr. Phillips' employment with Frem Corporation is terminated for cause or if either person voluntarily terminates his employment, all escrowed shares issued in the name of such person will be delivered to the Company; and if either person dies, becomes disabled or is terminated without cause prior to January 8, 1997, or if there is either a constructive termination (as defined) or change of control (as defined) of the Company prior to such date, all shares remaining in escrow will be delivered to such person or persons, as the case may be. During the period in which such shares are subject to the terms of the Escrow Agreement, Mr. Frem and Mr. Phillips agreed to vote all such shares in accordance with the recommendation of the Company's Board of Directors, or in the absence of a recommendation, in the same proportion as the votes cast by all other holders of the Company's securities with respect to the matter. In order to effectuate this agreement with respect to the voting of such shares, Mr. Frem and Mr. Phillips each granted an irrevocable proxy to Mr. Weinstein. Mr. Weinstein has no economic interest in the foregoing shares and paid no consideration for them. Mr. Weinstein disclaims beneficial ownership of all such shares.

                                             (Notes continued on following page)

[FN]
(11) Includes 11,410 shares held by retirement plans of subsidiary corporations of which Mr. Gordon is trustee and as to which Mr. Gordon disclaims beneficial ownership.

(12) Includes 45,714 shares of Common Stock currently issuable upon the exercise of stock options held by each of Mr. Dunn and Mr. Herbert Stein, 35,714 shares currently issuable upon the exercise of a stock option held by Mr. Sorenson, 31,373 shares currently issuable upon the exercise of a stock option held by Mr. Ross, and 9,040 shares currently issuable upon the exercise of a stock option held by Mr. Long which is the subject of Footnote 3 above.

                             ELECTION OF DIRECTORS

     Directors will hold office until the next annual meeting of stockholders and until their successors are duly chosen and qualified or until their earlier resignation or removal. The Board of Directors has inquired of each nominee and determined that each will serve if elected. If any of the nominees becomes unavailable for election, the Board of Directors may designate substitute nominees, in which event shares of Common Stock and ESOP Preferred Stock, pursuant to directions received from the ESOP participants, represented by proxies will be voted for such substitute nominees unless an instruction to the contrary is indicated on the proxy.

     Biographical summaries and ages as of March 21, 1994 of those persons nominated by the Board of Directors for election as directors are listed below. No nominee for director or executive officer has any family relationship with any other nominee or with any other executive officer of the Company.

ROBERT STEIN; AGE 54; PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY.

     Mr. Robert Stein has served as a director of the Company since 1982. He has been President and Chief Executive Officer since 1986. Mr. Stein served as and Chief Financial Officer of the Company from July 1980 until July 1993.

JEFFREY A. WEINSTEIN; AGE 43; EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL OF THE COMPANY.

     Mr. Weinstein became a director of the Company in 1986. He has served as Executive Vice President since 1985, as Secretary since 1988 and as General Counsel since 1978.

ANDREW D. DUNN; AGE 44; ATTORNEY, DIRECTOR, VICE PRESIDENT, DEVINE MILLIMET & BRANCH, P.A. (LAW FIRM).

     Mr. Dunn has served as a director of the Company since 1987. He assumed his current positions with Devine, Millimet & Branch, P.A. in 1979.

T. MICHAEL LONG; AGE 50; GENERAL PARTNER, BROWN BROTHERS HARRIMAN & CO. (PRIVATE BANK AND A MEMBER OF THE NEW YORK STOCK EXCHANGE AND OTHER STOCK EXCHANGES); CO-MANAGER, THE 1818 FUND, L.P. (LIMITED PARTNERSHIP).

     Mr. Long has served as a director of the Company since May 1993 pursuant to the terms of the Securities Purchase Agreement described above in Footnote 2 to the table in the section entitled "Security Ownership of Certain Beneficial Owners and Management" above which provides that commencing with the annual meeting held in 1993 (or upon the occurrence of certain specified events) and at each annual meeting of stockholders of the Company thereafter, so long as the Fund holds either (i) shares of voting stock acquired upon the conversion or exchange of the Note or purchased under the Securities Purchase Agreement, or
(ii) Note convertible or exchangeable (after giving effect to any adjustments) into shares of voting stock that in either case in the aggregate represent five percent or more of the total number of shares of voting stock outstanding (assuming full conversion of the Note into Common Stock), the Fund shall be entitled to designate one director to be nominated to the Company's Board of Directors. The number of director nominees that may be designated is subject to increase upon a change of control (as defined in the Securities Purchase Agreement), certain events of default under the Note or a recapitalization of the Company.

     Mr. Long has served as a general partner of Brown Brothers Harriman & Co. since 1984 and as co-manager of The 1818 Fund, L.P. since 1989. He is a director of Columbia HCA Healthcare Inc. (acute care hospitals) and Nuevo Energy Company (oil and gas exploration company).

STUART B. ROSS; AGE 56; EXECUTIVE VICE PRESIDENT, XEROX CORPORATION (WORLDWIDE DOCUMENT PROCESSING SERVICING COMPANY); CHAIRMAN AND CHIEF EXECUTIVE OFFICER, XEROX FINANCIAL SERVICES, INC. (FINANCIAL SERVICES COMPANY).

     Mr. Ross has been a director of the Company since 1989. He has served in his present positions with Xerox Corporation and Xerox Financial Services since May 1990. He was Senior Vice President of Xerox Corporation from June 1989 to May 1990, Chief Financial Officer from October 1985 to May 1990 and Vice President, Finance from October 1985 to June 1989.

BILL W. SORENSON; AGE 62; CHAIRMAN AND CHIEF EXECUTIVE OFFICER, MANAGEMENT RESOURCES OF AMERICA, INC. (MANAGEMENT CONSULTING FIRM).

     Mr. Sorenson has served as a director of the Company since 1986. He has held his present positions with Management Resources of America, Inc. since 1987. Mr. Sorenson serves as a director of PDG Environmental, Inc. (environmental services company).

HERBERT M. STEIN; AGE 65; CHAIRMAN, CHIEF EXECUTIVE OFFICER AND DIRECTOR, ORGANOGENESIS, INC. (BIOTECHNOLOGY DEVELOPMENT COMPANY); PRESIDENT, H. M. STEIN & CO., INC. (FINANCIAL MANAGEMENT FIRM).

     Mr. Stein has served as a director of the Company since 1981. He has been Chairman of Organogenesis since February 1991, its Chief Executive Officer and a director since 1987 and President of H. M. Stein & Co., Inc. since 1970. Mr. Stein is a director of Biomedical Waste Systems, Inc. (biomedical waste collection, processing and disposal company).

COMMITTEES OF BOARD OF DIRECTORS AND MEETING ATTENDANCE

     Audit Committee. The Audit Committee is presently comprised of three non-employee directors: Andrew D. Dunn, T. Michael Long and Herbert M. Stein. The Committee met once during the fiscal year ended January 2, 1994. The Committee reviews the engagement of the Company's independent accountants and their independence. The Committee also reviews the audit fees of the independent accountants and the adequacy of the Company's internal accounting procedures.

     Compensation Committee. The Compensation Committee consists of three non-employee directors: Andrew D. Dunn, Stuart B. Ross and Bill W. Sorenson. The Committee met three times during the fiscal year ended January 2, 1994. The Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. From and after May 1993 when the former Stock Plan Committee was dissolved, the Compensation Committee has administered the Company's 1984 Restricted Stock Purchase Plan, 1985 Restricted Stock Purchase Plan and 1987 Stock Option Plan and has made or recommended all grants or awards under these plans as well as administered the Company's 1984 Employee Stock Purchase Plan.

     Stock Plan Committee. From January 4, 1993 until May 18, 1993 when the Stock Plan Committee was dissolved, the Committee was comprised of three non-employee directors: Andrew D. Dunn, Stuart B. Ross and Bill W. Sorenson. The Committee met once during the fiscal year ended January 2, 1994. Prior to dissolution, the Committee administered the Company's 1984 Restricted Stock Purchase Plan, 1985 Restricted Stock Purchase Plan and 1987 Stock Option Plan and made or recommended all grants or awards under these plans. The Committee also administered the Company's 1984 Employee Stock Purchase Plan.

     Executive Committee. The Executive Committee consists of two employee directors, Robert Stein (Chairman) and Jeffrey A. Weinstein. The Committee met once during the fiscal year ended January 2, 1994. The Committee has the authority to take all actions that could be taken by the full Board of Directors with certain exceptions. The Committee meets as necessary between regularly scheduled meetings to take such action as is advisable for the efficient operation of the Company.

     No Other Committees. The Company does not have a standing Nominating Committee or any other committee.

     Meeting Attendance. During the fiscal year ended January 2, 1994, there were six meetings of the Board of Directors, and the various committees of the Board of Directors met a total of six times. All the incumbent members of the Board of Directors attended at least 75% of the aggregate of all meetings held by the Board of Directors and the Committees of the Board upon which they served. In addition, from time to time, the members of the Board of Directors and its committees act by unanimous written consent pursuant to Delaware law.

     Required Vote for Approval. The affirmative vote of holders of a majority of the issued and outstanding shares of the capital stock of the Company present in person or represented by proxy and entitled to vote at the Meeting is required to elect each director.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH PERSON NOMINATED AS DIRECTOR.

                           COMPENSATION OF DIRECTORS

DIRECTORS' FEES

     Directors of the Company who are not employees receive an annual fee of $10,000, a fee of $1,000 for each Board of Directors' meeting attended and reimbursement of meeting travel expenses. Such directors also receive a fee of $1,000 for attendance at each Committee meeting that is not held on the same day as a Board of Directors' meeting. Employee directors do not receive additional compensation for serving on the Board of Directors.

DIRECTORS' STOCK OPTIONS

     As of March 21, 1994, the Company had 361,493 shares available for future grants under its 1988 Directors' Stock Option Plan, which, as amended, is hereinafter referred to as the "Directors' Plan." The Directors' Plan provides for the granting of non-qualified stock options to purchase the Company's Common Stock to non-employee directors of the Company. Under the terms of the Directors' Plan, options are automatically granted to Outside Directors at the time they so qualify. An "Outside Director" is a director who is not an employee of the Company or an affiliate (as defined) of the Company, who has not been so employed within one year before the time of grant, and has been elected as a director by the stockholders of the Company. No Outside Director may be granted more than one option pursuant to the Directors' Plan. The option exercise price for each share of Common Stock covered by an option granted under the Directors' Plan is the fair market value (as defined) of such share on the date the option is granted. Each option granted under the Directors' Plan is for that number of shares determined by dividing $100,000 by the fair market value (as defined) of a share of Common Stock, but in no event may the number of shares be greater than 50,000 shares. Each option is for a term of 10 years from the date of grant, subject to earlier termination as provided in the Directors' Plan.

     All outstanding options are exercisable at any time and from time to time in accordance with the terms of the Directors' Plan. Shares purchased pursuant to the exercise of any such option are subject to repurchase by the Company within three years of the date of grant of the option at the option exercise price upon termination of the Outside Director's directorship with the Company as follows: as to all shares so purchased if termination occurs prior to the first anniversary of the date of grant of the option; as to up to two-thirds of the shares purchased pursuant to the option if termination occurs prior to the second such anniversary; and as to up to one-third of the shares purchased pursuant to the option if termination occurs prior to the third such anniversary. The shares cease to be subject to the right of the Company to repurchase them if termination of the directorship is due to the death of the Outside Director or if a change in control (as defined) of the Company occurs at any time before the Outside Director's directorship is terminated.

     During the fiscal year ended January 2, 1994, one option covering 9,040 shares was granted and no options were exercised pursuant to the Directors' Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE COMPENSATION AND STOCK PLAN COMMITTEES ON EXECUTIVE COMPENSATION

     The Company's executive compensation program was administered by the two member Compensation Committee of the Board of Directors and, from the beginning of 1993 fiscal year until May 1993, the three-member Stock Plan Committee, two of whose members constituted the Compensation Committee. In May 1993, the Stock Plan Committee was dissolved and the third person who served on that committee joined the Compensation Committee, which assumed sole responsibility for the executive compensation program. Membership of the foregoing committees has been limited to non-employee directors who qualify as disinterested persons for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The decisions of the Compensation Committee relating to salary and bonus compensation of the Company's executive officers are reviewed and approved by all outside directors of the Board. Decisions regarding awards under certain of the Company's stock-based compensation plans were made by the Stock Plan Committee from January 1993 until May 18, 1993, and by the Compensation Committee thereafter.

     The following is a report submitted by Stuart B. Ross and Bill W. Sorenson, in their capacity as the Board's Compensation Committee during the fiscal year ended January 2, 1994, and Andrew D. Dunn, as a member of the Compensation Committee from and after May 18, 1993, which addresses the elements of the executive compensation program, including a description of the decisions and actions taken by the Compensation Committee with regard to 1993 compensation and a discussion of the decisions regarding the compensation of the Company's Chief Executive Officer (the "CEO") and the four executive officers other than the CEO who for 1993 were the Company's most highly paid executives (collectively, "Senior Management"). The report also includes a discussion by the aforementioned individuals and Andrew D. Dunn, in their capacity as the Board's Stock Plan Committee until that committee was dissolved on May 18, 1993, and thereafter as the Compensation Committee, which addresses the Company's stock award policies for 1993 as they affected such individuals.

     The Compensation Committee is considering the implications of proposed tax regulations which would impose a $1 million limit on deductions of compensation and is addressing compliance.

     General. The executive compensation program was put in place in a prior year to enable the Company to attract and retain highly qualified executive management of the Company and its subsidiaries and to motivate such individuals by providing competitive total compensation based partly on their performance and partly on Company performance. The program provides variable performance incentives based upon the profitability and growth in earnings of the Company and the employee's performance and contribution to the achievement of objectives established by the Compensation Committee. The program consists of competitive base salaries which reflect individual performance and the Incentive Compensation Plan for Executive Employees of Ekco Group, Inc. and Its Subsidiaries (the "Incentive Plan") comprised of the following: (i) an annual plan which is payable in cash and is based upon measurement of the Company's performance over a one-year period; (ii) an intermediate plan which is payable in cash and is based upon measurement of the Company's performance over a minimum three-year period which began in January 1988 and provides for immediate payment on a proportional basis in the event of a change of control (as defined) of the Company, and (iii) a long-term plan which provides for awards of stock options and restricted stock grants pursuant to the Company's stock plans. The annual, intermediate and long-term performance incentive opportunities are intended to be competitive with incentive compensation opportunities of companies with revenues and operational characteristics comparable to the Company as evaluated and recommended by Towers Perrin, an independent executive compensation consulting firm retained by the Compensation Committee (the "Independent Consultant").

     Annual Compensation. Annual cash compensation for the CEO and four members of Senior Management consists of base salary and the annual variable performance compensation earned under the Incentive Plan. Total annual cash compensation varies from year to year based upon achievement of financial performance goals established by the Compensation Committee under the annual portion of the Incentive Plan and changes in base salary. Base salaries are structured to be set at levels consistent with median rates paid by other companies for positions similar in importance and responsibility to those at the Company, as reported by surveys compiled by the Independent Consultant. Approximately 300 companies, of which approximately 50 are consumer products companies and 250 are general industrial companies, were included in the Independent Consultant's Annual Executive Compensation Data Bank Survey and are representative of those included in both peer groups used for the performance graph below. In January 1993, the Compensation Committee reviewed the CEO's performance for 1992, including such factors as his leadership ability, effectiveness, and command and control of the business operationally and financially, and the Company's achievement of its goals, forecasts and business plans. In January 1993, the Compensation Committee reviewed the CEO's then current base salary with salary ranges provided by the Independent Consultant, found it to fall below the mid-point of the mid-range and raised it to a level in the mid-range, above the mid-point of such range. The Compensation Committee also reviewed the performance of three members of Senior Management and their then current base salaries in a similar manner. The base salaries of Jeffrey A. Weinstein, Ronald N. Fox and Neil R. Gordon each fell below the mid-point of the mid-range and were raised to levels within the mid-range, with Mr. Weinstein's salary raised to the mid-point of such range, Mr. Fox', above such mid-point, and Mr. Gordon's, below such mid-point. The base salary of Donato A. DeNovellis, who was hired by the Company in July 1993, was set by the CEO and approved by the Compensation Committee based upon the evaluation of the position which Mr. DeNovellis was filling and his experience and qualifications.

     Measurement under the annual portion of the Incentive Plan for the CEO and Senior Management is based upon performance against achievement of target earnings per share ("EPS") growth as established in the Company's annual budget. In January 1993, the Compensation Committee reviewed and approved the 1993 annual variable incentive award formula for payment to the CEO and Senior Management. Payment is based on the degree of achievement of a target EPS goal. For 1993, the EPS target was not achieved, and no payment was made under this portion of the Incentive Plan.

     Intermediate Plan. The intermediate portion of the Incentive Plan is based upon the growth in EPS over a rolling three-year period. Commencing with fiscal year 1988, the intermediate portion of the Incentive Plan required an approximate 25% compounded growth in EPS per year in order for the executive officer to receive 100% of the award. The executive may be awarded a percentage of the maximum award provided the Company achieves at least 10% per annum growth in EPS. The maximum award is determined on the basis of a percentage of the executive officer's salary for each year in the measuring period (for the CEO, the maximum award is 30%; for Jeffrey A. Weinstein, Ronald N. Fox and Donato A. DeNovellis, 20%; and for Neil R. Gordon, 15%). An award will not be earned in a year in which the applicable EPS target is not equaled or exceeded; however, the award may be earned thereafter if in a subsequent year, the cumulative EPS targets for three consecutive years, including the year in which the annual EPS target was not achieved, is equaled or exceeded. In January 1993, the Compensation Committee reviewed the EPS figure for 1993, which had been set in October 1991. For 1993, the EPS target was not achieved and no payment was made under this portion of the Incentive Plan.

     Long-Term Plan. The long-term portion of the Incentive Plan consists of grants of restricted shares of Common Stock pursuant to the Company's 1984 and 1985 Restricted Stock Purchase Plans (the "Restricted Stock Plans") and options granted pursuant to the 1987 Stock Option Plan (the "Stock Option Plan"). In January 1993, stock options were awarded to the CEO and to three members of Senior Management pursuant to the Stock Option Plan, and in July 1993, Donato A. DeNovellis was awarded a stock option and in October 1993, a grant of restricted shares under the 1984 Restricted Stock Plan, all of which are more fully described below.

     Stock option grants provide the right to purchase shares of Common Stock at the fair market value (the average of the high and low trading prices) on the date of grant. Each stock option for the CEO and Senior Management becomes exercisable immediately but is subject to repurchase by the Company within three years of the date of grant of the option. The Committee has typically granted stock options to the CEO, Senior Management and other employees at its January meeting each year. In January 1993, the Stock Plan Committee granted the stock options, reflected in the tables that follow, to the CEO and three of the four members of Senior Management who were executive officers at that time, and the Compensation Committee granted a stock option to Donato A. DeNovellis in July 1993 when he was hired by the Company. The number of shares covered by each grant reflect median competitive industry practice as analyzed and reported in a prior year by the Independent Consultant in its Long-Term Incentive Compensation Survey. Approximately 160 general industrial companies were surveyed and are representative of those included in both peer groups used for the performance graph below. The Independent Consultant recommended that grants be made consistent with median grants made by other companies for positions similar in importance and responsibility to those at the Company. Actual grants are determined with additional consideration given to performance contributions after review of grants made in prior years. In the case of the CEO and three members of Senior Management, the stock option grants were determined by formula (1992 base compensation multiplied by a percentage, which for the CEO was 85% and for Senior Management was a weighted average of 35%, divided by future option value determined by multiplying the fair market value on the grant date by a 5-year growth rate, less a present value discount rate) plus a discretionary award of additional shares based upon 1992 performance, including improved financial performance over 1991, business acquisitions, the obtaining of a $30 million private placement, and aggressive efforts in marketing, product development and distribution. With respect to Donato A. DeNovellis, the stock option award and restricted stock grant were determined after a review of options held by other members of Senior Management and competitive industry practice.

     The tables below and the accompanying footnotes reflect the decisions covered by the above discussion.

          Andrew D. Dunn        Stuart B. Ross          Bill W. Sorenson

     Compensation Committee Interlocks and Insider Participation in Compensation Decisions. Mr. Dunn, who served on the Stock Plan Committee with Stuart B. Ross and Bill W. Sorenson prior to its dissolution in May 1993 and who has served on the Compensation Committee with Mr. Ross and Mr. Sorenson from May 1993 to the present, is a member of a law firm which has served as New Hampshire counsel to the Company during its fiscal year ended January 2, 1994 and during the current fiscal year.

PERFORMANCE GRAPH

     The following table compares the total shareholder return on the Company's
Common Stock with the Standard and Poors 500 Index and the Standard & Poors
Consumer Goods Index for a period of five years and assumes $1.00 was invested on December 31, 1988. Total return assumes that dividends, if any, were reinvested. The stock price performance in the table below is not necessarily indicative of future price performance.

      Measurement Period          EKCO Group,       S&P 500        S&P Consumer
    (Fiscal Year Covered)            Inc.            Index         Goods Index
           12/88                     1.00            1.00             1.00
           12/89                     0.91            1.27             1.30
           12/90                     0.96            1.19             1.36
           12/91                     3.35            1.50             1.84
           12/92                     3.44            1.57             1.98
           12/93                     2.39            1.68             1.96


SUMMARY COMPENSATION TABLE

     The table below sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the four other most highly compensated persons who served as executive officers of the Company as of January 2, 1994 for services rendered in all capacities to the Company during the last three fiscal years. In accordance with the reporting requirements, "other annual compensation" and "all other compensation" is set forth for fiscal
1992 and fiscal 1993.

                                                                                        LONG TERM
                                                 ANNUAL COMPENSATION               COMPENSATION AWARDS
                                        --------------------------------------  --------------------------
                                                                     OTHER       RESTRICTED     SECURITIES
           NAME AND                                                 ANNUAL         STOCK        UNDERLYING    ALL OTHER
           PRINCIPAL                     SALARY                  COMPENSATION     AWARD(S)       OPTIONS     COMPENSATION
          POSITION(S)            YEAR    ($)(1)    BONUS($)(2)      ($)(3)      ($)(4)(5)(6)    (#)(4)(7)       ($)(8)
- -------------------------------  ----   --------   -----------   -------------  ------------    ----------   ------------
Robert Stein...................  1993   $370,000    $     -0-         n/a               --        75,000       $ 71,473
  President and Chief            1992   $330,000    $ 288,750         n/a               --        77,000       $156,589
  Executive Officer              1991   $299,615    $ 445,500         n/a               --            --        n/a
Jeffrey A. Weinstein...........  1993   $219,600    $     -0-         n/a               --        22,000       $ 34,851
  Executive Vice President       1992   $191,000    $ 104,095         n/a               --        27,500       $101,566
  Secretary and General Counsel  1991   $178,259    $ 166,898         n/a               --            --        n/a
Ronald N. Fox..................  1993   $184,000    $     -0-         n/a               --        16,000       $ 39,295
  Senior Vice President,         1992   $164,800    $  79,200         n/a               --        27,500       $100,005
  Operations                     1991   $147,102    $ 121,523         n/a               --            --        n/a
Donato A. DeNovellis...........  1993   $ 85,385          -0-       $14,328       $200,625        30,000       $ 15,155
  Vice President and             1992         --           --         n/a               --            --        n/a
  Chief Financial Officer(9)     1991         --           --         n/a               --            --        n/a
Neil R. Gordon.................  1993   $114,900    $     -0-         n/a               --         8,500       $ 22,762
  Treasurer                      1992   $110,500    $  48,344         n/a               --         9,500       $ 66,396
                                 1991   $103,179    $  76,701         n/a               --         8,500        n/a

- ---------------

(1) The amounts shown include the individual's before-tax contributions to the Company's 401(k) retirement plan.

(2) The amounts shown are bonuses paid pursuant to the annual and intermediate portions of the Company's Incentive Plan.

(3) Unless included in the table, non-cash benefits were less than the lesser of 10% of each such person's respective cash compensation or $50,000. The amount shown for Mr. DeNovellis is comprised of $14,097 of relocation expenses and $231 attributed to his personal use of a Company-owned automobile.

(4) Pursuant to the Company's Series A Junior Participating Preferred Stock Purchase Rights Plan, with each share of Common Stock issued, including shares of Common Stock issued in connection with a compensation plan, a right to purchase one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock will be issued. Such rights are not currently exercisable.

(5) On December 31, 1993, the following number of restricted shares which had the following dollar values based upon the $6.875 closing price of the Company's Common Stock on the New York Stock Exchange as reported by The Wall Street Journal (net of the consideration paid), were held in escrow for each individual pursuant to the Company's 1984 and 1985 Restricted Stock Purchase Plans (the "1984 and 1985 Plans"): Robert Stein, 43,325 shares at a value of $293,527; Jeffrey A. Weinstein, 25,158 shares at a value of $170,445; Ronald N. Fox, 18,030 shares at a value of $122,153; Donato A. DeNovellis, 25,000 shares at a value of $169,375; and Neil R. Gordon, 9,785 shares at a value of $66,293.

     Restrictions on disposition lapse in accordance with the following schedule for Robert Stein, Jeffrey A. Weinstein, Ronald N. Fox and Neil R. Gordon:
     Either (i) upon the tenth anniversary of the closing date
                                             (Notes continued on following page)


[FN]
     (as defined), provided that the purchaser is an employee or director of the Company on such date, or (ii) at the following earlier date which is tied to the trading price (as defined) of a share of the Company's Common Stock for 20 consecutive days after purchase of the shares: 20% if the shares trade at $3.50 or higher; 40% if the shares trade at $3.75 or higher; 60% if the shares trade at $4.25 or higher; 80% if the shares trade at $5.00 or higher; and 100% if the shares trade at $6.00 or higher, provided that (a) in no event will restrictions lapse at a rate faster than at the rate specified in the 1984 Plan (20% per year on each of the first, second, third, fourth and fifth anniversaries of the closing date) as to shares granted pursuant to such plan and at the rate specified in the 1985 Plan (25% per year on each of the first, second, third and fourth anniversaries of the closing date) as to shares granted pursuant to such plan, and (b) the purchaser is at each such date an employee or director of the Company.

     Restrictions on disposition lapse as follows under the terms of purchase for Donato A. DeNovellis pursuant to the 1984 Plan: 20% per year on each of the first, second, third, fourth and fifth anniversaries of the closing date.

     Dividends are payable on restricted stock purchased pursuant to the 1984 and 1985 Plans; however, the Company has not declared a cash dividend on its Common Stock since 1981.

(6) The amount shown for Mr. DeNovellis is based upon the fair market value of restricted stock purchased by Mr. DeNovellis (net of consideration paid) as of October 22, 1993, the date of purchase, when the closing market price of the Company's Common Stock on the New York Stock Exchange was $8.125 as reported by The Wall Street Journal, pursuant to the Company's 1984 Plan.

(7) Options to purchase the number of shares shown were granted pursuant to the Company's 1987 Stock Option Plan.

(8) The amounts shown for each person for fiscal 1993 consist of (i) the sum of the economic benefit to each person for split dollar life insurance coverage plus the current dollar value of the remaining premiums paid in 1993, as follows: Robert Stein, $50,794; Jeffrey A. Weinstein, $14,069; Ronald N. Fox, $18,816; Donato A. DeNovellis, $15,155; and Neil R. Gordon, $7,923; and
    (ii) the value of shares of ESOP Preferred Stock and Common Stock allocated by the Company to the account of each person for plan year 1993 pursuant to the Ekco Group, Inc. Employee Stock Ownership Plan, as follows: Robert Stein, $20,679; Jeffrey A. Weinstein, $20,782; Ronald N. Fox, $20,479; and Neil R. Gordon, $14,839.

(9) Mr. DeNovellis became Vice President and Chief Financial Officer on July 19, 1993 at a current annual salary of $180,000.

OPTION GRANTS TABLE

     The following table sets forth information as to option grants made by the Company during fiscal 1993 to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers pursuant to the Company's 1987 Stock Option Plan:

                                                 % OF
                             NUMBER OF          TOTAL
                             SECURITIES        OPTIONS
                             UNDERLYING       GRANTED TO                                          GRANT
                              OPTIONS         EMPLOYEES        EXERCISE                           DATE
                              GRANTED         IN FISCAL          PRICE        EXPIRATION         PRESENT
           NAME                (#)(1)            YEAR           ($/SH)           DATE          VALUE($)(2)
- --------------------------   ----------       ----------       ---------      ----------       -----------
Robert Stein..............      120,000          16.3%          $11.3125        02-19-03          $743,690
Jeffrey A. Weinstein......       60,000           8.1%          $11.3125        02-19-03          $371,845
Ronald N. Fox.............       60,000           8.1%          $11.3125        02-19-03          $371,845
Donato A. DeNovellis......       30,000           4.1%          $10.0625        07-19-03          $165,379
Neil R. Gordon............        9,000           1.2%          $11.3125        02-19-03          $ 55,777

- ---------------
[FN]

(1) The options were granted pursuant to the Company's 1987 Stock Option Plan and individual option agreements and are subject to adjustment for stock splits or dividends, combinations, recapitalizations or similar transactions. All options are exercisable at any time and from time to time in accordance with the terms of the individual option agreements between the Company and the optionees. Shares purchased pursuant to the exercise of any such option are subject to repurchase by the Company within three years of the date of grant of the option at the option exercise price upon the termination of the employee's employment with the Company as follows: as to all shares so purchased if such termination occurs prior to the first anniversary of the date of grant of the option; as to up to two-thirds of the shares which may be purchased pursuant to the option if termination occurs prior to the second such anniversary; and as to up to one-third of the shares which may be purchased pursuant to the option if termination occurs prior to the third such anniversary. The shares cease to be subject to the right of the Company to purchase them if termination of employment is due to the death or disability (as defined) of the employee, or if a change of control (as defined) of the Company occurs at any time before the employee's employment is terminated.

(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based upon the following assumptions: interest rate of 5.77% based on the 10-year Treasury bill yield on actively traded issues adjusted to constant maturities for the week ending December 31, 1993; stock price volatility of .3866, and a future dividend yield of 0%. In calculating the Grant Date Present Value, it was assumed that one-third of the options had an effective option term of nine years and one month; one-third an effective option term of eight years and one month; and one-third an effective option term of seven years and one month. This assumption for the term of the option was based on the effect of the repurchase provisions described in Footnote 1 above.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     There were no option exercises during fiscal 1993 by the Company's Chief
Executive Officer and each of the four other most highly compensation executive officers. The following table sets forth information as to the number of securities underlying options and the value of such securities held by each such person:

                                                                NUMBER OF
                                                                SECURITIES                VALUE OF
                                                                UNDERLYING              UNEXERCISED
                                                               UNEXERCISED              IN-THE-MONEY
                                                                OPTIONS AT               OPTIONS AT
                                                                FY-END(#)                FY-END($)
NAME                                                          EXERCISABLE(1)           EXERCISABLE(2)
- -----------------------------------------------------------   --------------           --------------
Robert Stein...............................................       590,000(3)             $  1,524,063
Jeffrey A. Weinstein.......................................       279,500(3)             $    761,750
Ronald N. Fox..............................................       132,500(3)             $    200,313
Donato A. DeNovellis.......................................        30,000(3)             $        -0-
Neil R. Gordon.............................................        97,000(3)             $    322,281

- ---------------

(1) All options are currently exercisable.

(2) Based upon the $6.875 closing price of the Company's Common Stock on December 31, 1993 as reported by The Wall Street Journal. The options each had an exercise price equal to the fair market value of the Company's Common Stock on the dates the options were granted.
                                             (Notes continued on following page)

[FN]
(3) Includes the following number of shares of Common Stock subject to repurchase by the Company as of December 31, 1993: Robert Stein, 171,333 shares; Jeffrey A. Weinstein, 78,333 shares; Ronald N. Fox, 78,333 shares; Donato A. DeNovellis, 30,000 shares; and Neil R. Gordon, 15,333.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Information as to the estimated annual benefits payable upon retirement to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers pursuant to the Company's Supplemental Executive Retirement Plan ("SERP") is as follows: Robert Stein, $132,000; Jeffrey A. Weinstein, $47,151; Ronald N. Fox, $47,772; Donato A. DeNovellis, $41,778; and Neil R. Gordon, $25,825. The SERP is a non-qualified retirement plan which uses a defined benefit formula. The basic formula allows each executive officer an annual retirement benefit equal to the following percentage of compensation as of July 1, 1992, the effective date of the SERP (as to Mr. DeNovellis, July 13, 1993, his date of employment by the Company), for each year of service up to a maximum of 20 years: Robert Stein, 2%; Jeffrey A. Weinstein, 1.25%; Ronald N. Fox, 1.75%; Donato A. DeNovellis, 1.4%; and Neil R. Gordon, 1.25%. The foregoing percentages are based upon a projected benefit derived from the executive officer's years of service to the Company, July 1, 1992 base pay and offsets for 50% of estimated social security benefits and for other retirement and welfare benefit plans, including the ESOP. Under the SERP, participants are entitled to payment upon age 65, early retirement, death, disability, termination with vested benefits or in the event of termination within three years of a change in control (as defined).

EMPLOYMENT, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has employment arrangements with its current executive officers and certain other management personnel. Employment agreements with Robert Stein, Jeffrey A. Weinstein, Ronald N. Fox, and Neil R. Gordon ("Employment Agreements") were amended and restated effective November 6, 1991 and currently provide for base salaries of $370,000, $219,600, $184,000, and $114,900, respectively.

     The Employment Agreements provide for increases as determined by the Board of Directors based on performance reviews performed at least annually. The terms of the Employment Agreements began on November 6, 1991 and continue until terminated by the executive or the Company. The Employment Agreements provide for salary continuation for 12 months (as to Messrs. Fox and Weinstein, 24 months; and as to Mr. Stein, 36 months), offset by short-term and long-term disability payments, in the event of the total and permanent disability of the executive, and for a lump sum payment of one year's salary in addition to payment received under the Company's group life plan in the event of the executive's death. In addition, in the event of the executive's termination of employment as a result of death or permanent and total disability, the executive shall have free title to all shares of stock of the Company which have been granted, sold or optioned (subject to his obligation to pay the option exercise price to the extent theretofore not paid) to the executive by the Company at any time prior to such termination.

     The Employment Agreements provide that if employment of the executive is terminated by the Company without good cause (as defined) prior to a change of control (as defined) of the Company, the Company is obligated to pay the executive a lump sum (the "Aggregate Amount") equal to (i) the executive's then current salary plus (ii) the maximum payable to him under all specified compensation bonus plans and arrangements for the fiscal year in which the termination occurs, plus (iii) an amount equal to the value of the securities, cash or other property allocated to the executive's account in the ESOP for the fiscal year preceding the fiscal year in which the termination occurs, in addition to any distribution from the ESOP to which the executive may be entitled (or, as to Mr. Stein, three times the Aggregate Amount, and, as to Messrs. Weinstein and Fox, two times), and the executive shall be entitled to the continuation of medical, dental and life insurance coverage until the earlier of either his full time employment by a third party or one year (or, as to Mr. Stein, three years, and as to Messrs. Fox and Weinstein, two years) following such termination. In addition, the executive shall have free title to all shares of stock of the Company which have been granted, sold or optioned (subject to his obligation to pay the option exercise price to the extent theretofore not paid) to the executive by the Company at any time prior to such termination.

     Following a change of control (as defined), upon an event of constructive termination (as defined) or termination of the executive's employment by the Company without good cause, the Employment Agreements require that Company pay the executive two times the Aggregate Amount (or, as to Messrs. Stein and Weinstein, three times) and, in the event of a constructive termination (as defined), that the employee has the foregoing right to shares of the Company's stock. The Company has an arrangement with Donato A. DeNovellis which provides him with three times the Aggregate Amount in such circumstances.

     If the executive elects to terminate his Employment Agreement after six months but within 24 month of the occurrence of a change of control of the Company, the Company is obligated to pay the executive two times the Aggregate Amount (or, as to Messrs. Stein and Weinstein, three times), and the executive shall be entitled to the continuation of benefit coverage until the earlier of his full time employment or two years (or, as to Messrs. Stein and Weinstein, three years). In addition, immediately upon a change of control, whether or not the executive's employment is terminated or a constructive termination occurs at such time or thereafter, the executive shall have free title to all shares of stock of the Company which have been granted, sold or optioned to the executive by the Company at any time prior thereto (subject to his obligation to pay the option exercise price to the extent not theretofore paid), which provision also applies to Donato A. DeNovellis.

     The Employment Agreements provide that in order to assure prompt payment of amounts due upon termination and as necessary to secure the Company's obligations under any stock appreciation rights plan or other equity-linked plan (excluding stock options, restricted stock subject to repurchase rights, or any equity plan, of which there is currently none, which gives the executive ownership of shares), the Company has agreed to keep in place irrevocable letters of credit in amounts equal to at least two and one half times (or, as to Messrs. Stein and Weinstein, four times) each executive's annual salary. The Employment Agreements include a covenant against competition with the Company extending for a period of 12 months (or, as to Mr. Stein, 36 months; and as to Messrs. Weinstein and Fox, 24 months) after termination for any reason.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE 1818 FUND, L.P. SHARE PURCHASE

     The 1818 Fund, L. P. (the "Fund") entered into a Securities Purchase Agreement dated as of December 22, 1992 between the Fund and the Company pursuant to which the Fund acquired from the Company 881,542 shares of Common Stock and a Note which may be converted into an aggregate of 2,095,238 shares of Common Stock, subject to adjustment, for an aggregate purchase price of approximately $30 million. The Company may, at its election, at any time and from time to time during the period beginning November 30, 1994 and ending November 29, 1996, provided certain conditions described in the Note are satisfied, redeem all or a portion of the Note. In addition, at any time on and after November 30, 1996, the Company shall have the right, at its election, to redeem the Note in whole, but not in part, for the redemption price as provided in the Note. The Note may be converted, at any time and from time to time, subject to compliance with any applicable government filings' requirements, in whole or in part, at the holder's option into a number of shares of Common Stock equal to the principal amount of the Note being converted divided by the "Conversion Price", initially set at $10.50, subject to anti-dilution adjustments described in the Note.

     Brown Brothers Harriman & Co. is the general partner of the Fund, and Mr. Long, a general partner in the firm of Brown Brothers Harriman & Co. and a director of the Company, shares voting and investment power with Lawrence C. Tucker, through the general partner, with respect to the shares of Common Stock and the Note which were purchased by the Fund and the shares of Common Stock into which the Note is convertible.

     As a result of the private placement, as of March 21, 1994, the Fund owned 15.0% of the Company's outstanding shares of Common Stock. In connection with the transaction, the Fund, Brown Brothers Harriman & Co. and the general partners of Brown Brothers agreed to certain standstill provisions, limiting their ability to purchase additional securities of the Company.

ESOP LOANS

     On February 23, 1989, the Company's Board of Directors adopted the ESOP. Simultaneously with the adoption of the ESOP, the Board authorized 1.8 million shares of ESOP Preferred Stock. On February 28, 1989, the Company sold 1.8 million shares of ESOP Preferred Stock at a price of $3.61 per share to the ESOP trust in exchange for an approximately $6.5 million 25-year non-recourse note bearing interest at 11% per annum (the "ESOP Note").

     On May 24, 1989, the trustee of the ESOP (who is an executive officer of the Company) entered into a loan agreement with a bank pursuant to which the ESOP borrowed $6,426,000 (the "ESOP Bank Loan") and the Company agreed to guarantee the ESOP Bank Loan and to purchase the note from the bank on four business days notice. The proceeds of the ESOP Bank Loan were used to repay the ESOP Note to the Company. The Company is required to maintain cash equivalent investments (as defined) with the bank in an amount equal to the outstanding ESOP Bank Loan balance. The ESOP Bank Loan bears interest at either 78% of the bank's commercial base rate or at negotiated rates, and matures in May 2009.

     On October 1, 1990, the Board of Directors of the Company authorized the trustee of the ESOP to acquire up to 1,000,000 shares of Common Stock for the ESOP and authorized the Company to lend funds to the trustee to make purchases of shares on the open market or from the Company as he deems appropriate. The Company and the trustee of the ESOP entered into a twenty-year term loan effective October 1, 1990 pursuant to which the Company agreed to loan an amount not to exceed $3.5 million to the ESOP at an interest rate of 10% per annum. Through January 2, 1994, the ESOP had purchased 863,450 shares of Common Stock at a total cost of approximately $2.4 million, and 162,418 of such shares have been allocated to employee accounts.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

     Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, shareholders of the Company may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement distributed to stockholders prior to the annual meeting in 1995, a stockholder proposal must be received by the Company no later than November 30, 1994 and must otherwise comply with the requirements of Rule 14a-8. Requests should be delivered in writing to Jeffrey A. Weinstein, Executive Vice President, Ekco Group, Inc., 98 Spit Brook Road, Nashua, New Hampshire 03062.

     The Board of Directors does not know of any other business to be acted upon at the Annual Meeting other than that which is explained in this Proxy Statement. If any other business calling for a vote of the stockholders is properly presented at the Annual Meeting, the persons holding the proxies will vote your shares in accordance with their best judgment on such matters.

     In order that your shares may be represented if you do not plan to attend the Annual Meeting, and in order to assure the required quorum, please fill out, sign, date and return your proxy promptly.

                                          By Order of the Board of Directors

                                          JEFFREY A. WEINSTEIN
                                          Secretary

Dated: March 31, 1994

PROXY                              PROXY                                PROXY
- -----                              -----                                -----

                                EKCO GROUP, INC.
                               98 Spit Brook Road
                          Nashua, New Hampshire 03062

              PROXY FOR MAY 17, 1994 ANNUAL STOCKHOLDERS' MEETING
              ---------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Ekco Group, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, and does hereby appoint Robert Stein and Jeffrey A. Weinstein, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders to be held May 17, 1994 at The Meridien Hotel, 250 Franklin Street, Boston, Massachusetts, at 10:00 a.m., local time, and all adjournments thereof, and to vote the shares of capital stock of Ekco Group, Inc. held in the name of the undersigned on the record date for said meeting for the election of directors. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter which may properly come before the meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE OR FOR IF NO CHOICE IS INDICATED.

PLEASE MARK YOUR PROXY, DATE AND SIGN IT ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

(1) TO ELECT SEVEN DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE CHOSEN AND QUALIFIED:

Nominees: Andrew D. Dunn, T. Michael Long, Stuart B. Ross, Bill W. Sorenson,
          Herbert M. Stein, Robert Stein and Jeffrey A. Weinstein


    FOR all nominees listed           WITHHOLD AUTHORITY
    (except as marked to              to vote for all
    the contrary below)               nominees listed below


   Authority to vote for the following individual nominee(s) is withheld:


- -------------------------------------------------------------------------------
IF ANY OF THE NOMINEES BECOMES UNAVAILABLE FOR ELECTION AND THE BOARD OF DIRECTORS DESIGNATES A SUBSTITUTE NOMINEE, THE PROXIES ARE AUTHORIZED TO VOTE
FOR SUCH SUBSTITUTE NOMINEE.
- -------------------------------------------------------------------------------


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF MANAGEMENT'S NOMINEES NAMED ABOVE.


     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED POSTAGE-PREPAID ENVELOPE.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Joint owners should each sign this proxy. If the account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give their title.


                         Dated: ______________________________, 1994
                                   Month             Day


                         ___________________________________________
                         Signature


                         ___________________________________________
                         Signature (if held jointly)